UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 8, 2003

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer
Identification Number)
14000 SAN BERNARDINO AVENUE
FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

ITEM 5.    OTHER ITEMS

As reported on the Company’s Form 8-K filed on February 19, 2003, the Board of Directors of California Steel Industries, Inc., appointed Vicente Wright as the interim President and Chief Executive Officer. By Board action, Mr. Wright has been designated as the new President and Chief Executive Officer and he has been directed to formally assume that position effective retroactively as of February 22, 2003.

Mr. Wright will continue to oversee financial operation of the company as the Registrant’s Executive Vice President, Finance and Chief Financial Officer pending appointment of a replacement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 8, 2003

CALIFORNIA STEEL INDUSTRIES, INC.

By:	/s/ VICENTE B. WRIGHT
Vicente B. Wright President and Chief Executive Officer

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